                                                                    Exhibit 21.1

                       Subsidiaries of Affinia Group Inc.

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Subsidiary Name                                  Jurisdiction of Organization                Trade Names
---------------                                  ----------------------------                -----------

Affinia Automotiva Ltda.                                    Brazil
Affinia Automotive (Ireland) Limited                        Ireland
Affinia Canada Corp.                                        Delaware
Affinia Canada GP Corp.                                     Delaware
Affinia Canada Holdings Corp.                               Canada
Affinia Canada LP                                           Canada
Affinia Cayman Corp.                                        Cayman Islands
Affinia Distribucion Mexico S.A. de C.V.                    Mexico
Affinia Holdings S.A.S.                                     France
Affinia International Holdings Corp.                        Delaware
Affinia Netherlands Holdings BV                             Netherlands
Affinia Poland Sp. zo. o                                    Poland
Affinia Products Corp.                                      Delaware
Affinia Receivables LLC                                     Delaware
Affinia Servicos Administrativos S.A. de C.V.               Mexico
Affinia Southern Holdings LLC                               Delaware
Affinia Venezuela C.A.                                      Venezuela
Arvis S.R.L.                                                Uruguay
Auto-Electricos de Mexico S.A. de C.V.                      Mexico
Automotive Brake Company Inc.                               Delaware
Balatas American Brakeblok S.A. de C.V.                     Mexico
Brake Parts Argentina S.A.                                  Argentina
Brake Parts Inc.                                            Delaware                    Aimco Products Inc.
Brake Parts Puerto Rico, Inc.                               Puerto Rico
Fanacif S.A.                                                Uruguay
Farloc Argentina S.A.I.C.                                   Argentina
Frenos Lusac, S. de R.L. de C.V.                            Mexico
Grupo Affinia Mexico S.A. de C.V.                           Mexico
Iroquois Tool Systems, Inc.                                 Pennsylvania                Brake Parts Inc.
Itapsa S.A. de C.V.                                         Mexico
Krizman International, Inc.                                 Delaware
Lusac Comphia de Mexico S.A. de C.V.                        Mexico
M. Friesen GmbH                                             Germany
Moprod (Ireland) Limited                                    Ireland
Pellegrino Distribuidora Autopecas Ltda                     Brazil
Producciones Automotrices S.A. de C.V.                      Mexico
QH Talbros Ltd.                                             India
Quinton Hazell Automotive Limited                           United Kingdom
Quinton Hazell Belgium S.A.                                 Belgium

                                                                               2

Quinton Hazell Deutschland GmbH                             Germany
Quinton Hazell Espana (S.A.)                                Spain
Quinton Hazell France S.A.S.                                France
Quinton Hazell Italia SpA                                   Italy
Quinton Hazell Limited                                      Ireland
Quinton Hazell Luxembourg Sarl                              Luxembourg
Quinton Hazell Nederland B.V.                               Netherlands
Quinton Hazell Polska Sp. Zo.o                              Poland
Supra Group Limited                                         United Kingdom
Tianjin Wix Filter Corporation Limited                      China
Wix Filtration Corp.                                        Delaware
Wix Filtration Media Specialists, Inc.                      Delaware
Wix Filtration Products Europe Limited                      United Kingdom
Wix Filtron Sp. zo. o.                                      Poland
Wix Helsa Company                                           Delaware                      Wix Helsa Filtration
                                                                                          Technologies
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